Exhibit 15

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 5, 2010 on our review of interim consolidated financial information of 3M Company for the three-month period ended March 31, 2010 and 2009, and included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, is incorporated by reference in the Company’s Registration Statements on Form S-8 dated May 18, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 18, 2010